                        DAIMLER-BENZ VEHICLE TRUST 1996-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: DECEMBER 1996
DISTRIBUTION DATE: 1/21/97


STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

                                                                                                   Per $1,000 of Original
                                                                                                      Class A/Class B
                                                                                                     Certificate Amount
                                                                                                   ----------------------
   (i)    Principal Distribution
              Class A Amount                                                    $ 29,053,472.47      $36.536602
              Class B Amount                                                    $  2,474,983.81      $36.536602

  (ii)    Interest Distribution
              Class A Amount                                                    $  3,717,879.04      $ 4.675471
              Class B Amount                                                    $    316,715.69      $ 4.675471

 (iii)    Monthly Servicing Fee                                                 $    689,674.31      $ 0.799226
              Monthly Supplemental Servicing Fee                                $          0.00      $ 0.000000
              Class A Percentage of the Servicing Fee                           $    635,534.88      $ 0.799226
              Class A Percentage of the Supplemental Servicing Fee              $          0.00      $ 0.000000
              Class B Percentage of the Servicing Fee                           $     54,139.43      $ 0.799226
              Class B Percentage of the Supplemental Servicing Fee              $          0.00

  (iv)    Class A Principal Balance (end of Collection Period)                  $733,588,382.72
          Class A Pool Factor (end of Collection Period)                              92.253436%
          Class B Principal Balance (end of Collection Period)                   $62,492,336.46
          Class B Pool Factor (end of Collection Period)                              92.253436%

   (v)    Pool Balance (end of Collection Period)                               $796,080,719.18

  (vi)    Class A Interest Carryover Shortfall                                  $          0.00
          Class A Principal Carryover Shortfall                                 $          0.00
          Class B Interest Carryover Shortfall                                  $          0.00
          Class B Principal Carryover Shortfall                                 $          0.00

 (vii)    Amount Otherwise Distributable to the Seller that is Distributed to
          Either the Class A or Class B Certificateholders                      $          0.00      $ 0.000000


(viii)    Balance of the Reserve Fund Property (end of Collection Period)
              Class A Amount                                                    $ 25,887,839.54
              Class B Amount                                                    $          0.00

  (ix)    Aggregate Purchase Amount of Receivables repurchased by
          the Seller or the Servicer                                            $          0.00

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